                                                                    EXHIBIT 10.3

                             EMPLOYMENT AGREEMENT



AGREEMENT made as of the 1st day of April, 1997 by and between ASTROPOWER, INC. (the "Company"), a Delaware corporation with offices at Solar Park, Newark, Delaware 19716-2000, and ALLEN M. BARNETT ("Barnett"), an individual residing at 2 Polaris Drive, Newark, Delaware 19711.

                              W I T N E S S E T H:
                              --------------------

WHEREAS, the Company intends to further improve, develop and commercially exploit certain inventions and technology relating to photovoltaic solar cells and related optoeletronic devices and to otherwise engage in the business of developing, manufacturing, marketing and selling solar cells, modules, panels, systems for solar electric applications and optoeletronic devices and performing government-funded and other research and technology development.

WHEREAS, Barnett has certain experience and abilities in the business of the Company and has been rendering services to AstroPower, Inc. since July 1, 1989.

WHEREAS, the Company wishes to continue to employ Barnett and Barnett wishes to continue to render services to the Company on the terms and conditions hereinafter provided;

NOW THEREFORE, in consideration of the mutual promises and covenants set forth below, the Company and Barnett hereby agree to this Employment Agreement (the "Agreement") effective as of April 1, 1997.


1.  Employment of Barnett.  The Company agrees to employ Barnett and Barnett
    ---------------------
agrees to render services to the Company for the period stated in paragraph 2(a) below and upon the other terms and conditions hereinafter provided.

2.  Term, Position, Responsibilities, Duties, Authority, Time and Location.
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     (a)  Term of Employment.  The term of Barnett's employment under this
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Agreement shall commence as of the date first above written for a term of three
(3) years ending March 31, 2000 the "Initial Term" and will continue in effect (the "Extended Term") after the Initial Term until either the Company or Barnett elects to terminate the Agreement by written notice to the other party, which written

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notice must be given six (6) months in advance of the effective date of such termination, unless terminated prior thereto in accordance with the provisions of this Agreement. For example if the Company or Barnett desires to terminate the Agreement as of April 1, 2000, the party which desires to terminate the Agreement must furnish written notice to that effect by October 1, 1999.

     (b)  Position, Responsibilities Duties and Authority.  The Company shall
          -----------------------------------------------
employ Barnett as President and Chief Executive Officer of the Company to develop, manage, administer and direct the business of the Company. Barnett will have overall operating and management responsibility for the Company consistent with his background and experience. Barnett shall continue to serve as a Director of the Company and shall also serve as a Director of any subsidiaries of the Company if so elected by their respective shareholders. Barnett shall, at all times, have such executive powers and authority as shall reasonably be required to enable him to discharge his duties in a efficient manner; provided, however, that Barnett shall at all times be subject to the authority of the Board of Directors of the Company.

     (c)  Time. Except for illness and reasonable vacation periods, Barnett will
          ----
devote all his business time, attention, skill and efforts to the faithful performance of his duties hereunder and the promotion of the Company's interests. Barnett shall not be prevented from participating in charitable and similar activities and may have personal business investments which may from time to time require minor portions of his time so long as such activities are not done in a manner inconsistent with his obligations hereunder.

     Subject to the provisions of paragraph 6(b) herein, Barnett shall not be prevented from investing or trading in investments for his own account including real estate, stocks, bonds, securities, commodities or other forms of investments.

     (d)  Location.  Barnett shall not be required without his consent to
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perform his duties hereunder (except for reasonable travel in connection with the performance of such duties) at any place other than Newark, Delaware, or within a radius of 20 miles thereof. Barnett shall not be required to perform any services which will necessitate moving his residence from the greater Newark, Delaware area.

     (e)  Vacation.  Barnett shall be entitled to reasonable paid vacation
          --------
periods aggregating not less that four weeks in any calendar year during the term of this Agreement.

3.  Compensation.
    ------------

    (a)  Base Salary.  For the services to be rendered by Barnett during the
         -----------
     term of this Agreement both as an officer and Director of the Company or any of its subsidiaries, the Company shall pay to Barnett a Base Salary ("Base Salary")

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

     of $175,000 per annum payable in equal monthly or such other installments in accordance with the general practice of the Company. The Board of Directors of the Company (or a Compensation Committee thereof ) will review Barnett's salary from time to time not less than annually, and may, but shall not be obligated to, award increases in salary without the necessity of an express written amendment of this Agreement, so long as such increases are in writing and signed by a member of the Board of Directors who has been so authorized by the Board of Directors.

     (b)  Incentive Compensation.  In addition to the Base Salary provided for
          ----------------------
     in paragraph (a) above, the Company will establish an incentive compensation plan ("the Plan") for Barnett's benefit to be effective for the calendar year beginning January 1, 1997 and each subsequent calendar year or half calendar year thereafter, during his period of employment with the Company. The Plan would provide for the establishment on an annual basis of certain financial or other objectives for the Company, such financial or other objectives to be determined jointly by the Board of Directors and Barnett. The 1997 plan would be structured in a fashion such that Barnett's incentive compensation would be equal to $50,000 if the financial or other objectives contemplated by the Plan are achieved. For subsequent years, Barnett's incentive compensation would be no less than $50,000 if the contemplated financial or other objectives are achieved. The incentive compensation to Barnett would decline proportionately to zero at the point at which the results do not exceed an agreed upon percentage of the objectives. For 1998 and subsequent years, the financial or other objectives and the range of incentive compensation payable would be established near the beginning of each year but in no event later than February 28th.

         Incentive compensation (if any) will be paid within 21 days of the signing of the report on the Company's financial statement by the Company's independent auditors for the calendar year in respect of which such incentive compensation is to be paid and within 21 days of the signing by the Company's chief financial officer of a certificate stating that such statements have been prepared in accordance with generally accepted accounting principles consistently applied (except as noted) and fairly present the financial condition of the Company at the date thereof and for the periods covered thereby, for any half calendar year in respect of which such incentive compensation is to be paid.

         Copies of the foregoing financial statements shall be delivered to Barnett within the aforesaid 21 day period whether or not an incentive compensation payment is due and payable.

         (c)   Expenses. The Company agrees to pay or reimburse Barnett for all
               --------
     reasonable and adequately documented travel, entertainment and other business expenses incurred by him in performing his obligations under this

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

     Agreement in accordance with company-wide procedures as in effect from time to time.

         (d)  Automobile.  In recognition of Barnett's need for an automobile
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     for business purposes, the Company will provide Barnett a monthly automobile allowance of $450 in connection with his use of an automobile in the performance of his duties hereunder and Barnett shall pay for all maintenance, repairs, insurance, oil and gas and all costs incident thereto. The Company will reimburse Barnett for all business related travel involving the use of his automobile at a rate per mile in accordance with Company-wide policy as in effect from time-to-time.

         (e)  Grant of Stock Options.  In addition to the Base Salary and
              ----------------------
     Incentive Compensation provided for in paragraphs (a) and (b) above, effective for the twelve month period beginning April 1, 1997 and each subsequent twelve month period of employment with the Company Barnett is herewith granted an option pursuant to the Company's 1989 Stock Option Plan to purchase 150,000 shares of the Company's Common Stock during the Initial Term and 100,000 shares of the Company's Common Stock during the Extended Term, all at an exercise price of $4.00 per share. Such options shall vest at the rate of 50,000 shares per year on the last day of the year following completion of his employment during the prior twelve month period. The foregoing options are to be equally divided as between Incentive Stock Options and Non-Qualified Stock Options. Upon vesting the options shall be exercisable at any time and from time to time in whole or in part for a period of 5 years from the date of grant with respect to Incentive Stock Options and 10 years with respect to Non-Qualified Stock options.

         In the event Barnett is employed for less than a full calendar year the options shall vest as to a pro rata portion of 50,000 shares based on the actual number of months he is employed. The Company agrees to reserve up to 250,000 shares under its 1989 Stock Option Plan (the "Plan") for issuance to Barnett in connection with the options granted hereunder. This reservation of shares is exclusive of any other shares reserved for issuance under the Plan to Barnett under previously granted options. The Company hereby undertakes to seek shareholder approval to increase the number of shares available for issuance under the Plan, if such increase is required to fulfill its obligations hereunder, at its next Annual or Special Meeting of Stockholders and to recommend such approval to its stockholders.

         The Registration Rights provided to Founders pursuant to Section 11 of the Series A Preferred Stock Purchase Agreement dated September 20th, 1989 shall be applicable to any shares acquired by Barnett pursuant to the exercise of any stock options to be granted pursuant to this Agreement.

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

4.  Participation in Benefit Plans.  The payments provided under this Agreement
    ------------------------------
for Barnett are in addition to any benefits to which Barnett (or his beneficiaries or estate) may be or become entitled to under any fringe benefit, medical, dental or group insurance, pension, profit sharing, welfare or other benefit plan or program of the Company, and during the period of his employment under this Agreement, Barnett shall be eligible for all benefits and emoluments for which key executives are eligible under every such plan or program to the extent permissible under the general terms and provisions of such plans or programs and in accordance with the provisions thereof.

5.  Other Income.  To the extent that Barnett receives royalty income from the
    ------------
University of Delaware (the "University"), or from any other source whatsoever, royalty income shall remain the property of Barnett and shall not serve as an offset or credit to any compensation due Barnett pursuant to this Agreement.

6.  Additional Obligations of Barnett.
    ---------------------------------

    (a) Confidential Information.  Barnett shall not knowingly disclose or
        ------------------------
reveal to any unauthorized person or, except on behalf of the company, make use of any records, contracts, writings, data, knowledge or other information pertaining to the business of the Company, its divisions, subsidiaries or affiliates, obtained by him from any source whatsoever as a result of his relationship with the Company, whether or not in written or other recorded form, other than information which is a matter of public record, including, without limitation, any customer or client lists, or information which relates to the Company's personnel, present operations, or future planning, and Barnett confirms that such information constitutes the exclusive property of the Company. Barnett agrees that, at the time of terminating his relationship with the Company, he will deliver to the Company all notes, notebooks, memoranda, files, lists, records, documents and, in general, any and all material relating to the Company's business or that of its divisions, subsidiaries or affiliates.

    (b) Competition and Conflicts of Interest.  Barnett while employed by the
        -------------------------------------
Company and for a period of one year from the date of termination of such employment, shall not knowingly act or conduct himself to the detriment of the Company, its subsidiaries or affiliates, or in a manner which is inimical or contrary to their interests; specifically, but without limitation, he shall not
(i) engage in competition with the Company in any of the businesses in which it may have been engaged at any time during the period of his employment under this Agreement, or (ii) (and until the second anniversary from the date of termination) directly or indirectly solicit, raid, entice, induce, or approach any person who is or was, within six months prior to Barnett's termination of employment with the Company, an employee of the Company or of any of its subsidiaries or affiliates to become employed by any other person, firm or corporation.

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

     For this purpose, the phrase "engaging in competition" shall mean directly or indirectly owning, managing, operating, joining, controlling or participating in or being connected with, as an officer, employee, partner, stockholder, or otherwise, any business, individual, partnership, firm, corporation or other entity which is a the time engaged principally or significantly in a business which is at the time directly or indirectly in competition with the business of the Company; provided, however, that nothing in this paragraph 6(b) shall prohibit Barnett from acquiring or holding any issue of stock or securities of and such entity which has any securities listed or national securities exchange, or quoted in the daily listing of over-the-counter market securities unless he and members of his immediate family collectively own, directly or indirectly, more than 2% of any class of voting securities of any such entity at any one time.

     (c)  Discoveries and Inventions.  If Barnett, while employed by the
          --------------------------
Company, makes, either solely or jointly with others, any discovery, improvement, or invention which pertains or relates in any way to the business, products, publications, or processes of the Company, such discovery, improvement, or invention (whether or not of patentable nature) shall be the exclusive property of the Company. Barnett shall execute and deliver to the Company, without further compensation, any and all documents which the Company deems necessary or appropriate to prepare or prosecute applications for patents upon such discovery, improvement, or invention, to assign and transfer to the Company his entire right, title, and interest in and to such discovery, improvement, or invention, and patents therefor, and otherwise more fully and perfectly to evidence the Company's ownership thereof.

     (d)  Failure to Perform Obligations.  Barnett recognizes and acknowledges
          ------------------------------
that the possible restrictions on his activities under this Agreement including, without limitation, this paragraph 6, are required for the reasonable protection of the Company.

     (e)  Life Insurance.  At any time during the term of this Agreement, the
          --------------
Company shall have the right to insure Barnett's life for the sole benefit of the Company. The amount of such insurance and the type of policy taken out shall be determined by the Company, and all premiums payable thereon shall be the obligation of the Company. Barnett shall have no interest in any such policy, but shall cooperate with the Company in taking out such insurance by submitting to physical examination, by supply all information required by the insurance company, and by executing all necessary documents, provided no financial obligation is imposed upon him by any such documents.

7.  Disability or Death.
    -------------------

     (a) In the event Barnett shall be unable to perform his duties here under by virtue of illness or physical or mental incapacity or disability from any cause

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or causes whatsoever and Barnett shall fail to perform such duties for a period aggregating 180 calendar days within any 360 calendar day period, the Company shall have the right upon 30 days notice, in writing, to terminate Barnett's employment hereunder. Barnett shall be entitled to receive all compensation and benefits due hereunder during said 180 calendar day period and his Base Salary (as that may have been increased as provided herein) for the longer of what would have been the remaining term of this Agreement or 2 years from the date of termination pursuant to this paragraph. However, if prior to the expiration of said 30 day notice Barnett has resumed his duties, he shall continue to be so employed and continue to receive all compensation and benefits due hereunder. Barnett agrees that upon request of the Company he will submit to an appropriate medical examination by a doctor designated by the Company to confirm his disability, provided, however, that in no event will Barnett be considered disabled pursuant to any long term disability plan carried by the Company.

     (b) In case of Barnett's death, this Agreement shall terminate and the Company shall be obligated to pay to his estate, for the longer of what would have been the remaining term of this Agreement or 2 years from the date of death: (I) his Base Salary (as that may have been increased as provided herein), and (ii) a pro rata portion of his incentive compensation or any other payments which he may have earned pursuant to any benefit plan then in effect, corresponding to the portion of the twelve month period which elapsed to the date of death.

     Any amounts payable by the Company to Barnett pursuant to paragraph (a) and
(b) shall be reduced by any payments made to Barnett on account of any Workers Compensation benefits received by Barnett or long term disability insurance payments made to Barnett pursuant to any disability insurance policies carried by and paid for by the Company and in the case of death, by any death benefits paid to Barnett's estate from any life insurance policy on his life carried by and paid for by the Company.

8.   Termination.
     -----------

     (a) Barnett's employment here under shall: (I) automatically terminate upon the expiration of his term of employment or upon his death, and (ii) may terminate at the option of the Company upon written notice to Barnett (a) because of his fraud, misappropriation, or the like with respect to the Company;
(b) because of his disability as set forth in paragraph 7(a) herein, or (c) if he shall have materially breached any of his covenants herein.

     (b) If Barnett's employment is terminated by the Company for any reason other than as set forth above, which termination can only occur by a 2/3 vote of the Company's Board of Directors with Barnett not eligible to vote, he shall be entitled to continue to receive his Base Salary (as that may have been increased as provided herein) and all employee benefits consistent with Section 89 of the Internal Revenue Code of 1986, for the shorter of one year from the date of such termination or what would have been the remaining term of the Agreement.

     In the event of a termination of employment under this Paragraph 8(b), Barnett shall not be under any obligation to seek other employment and there shall not be any offset against amounts due Barnett under this Paragraph 8(b) on account of any remuneration attributable to any subsequent employment that Barnett may obtain; provided that any health or welfare benefits attributable to
                    --------
subsequent employment which Barnett may receive shall offset any obligation of the Company to provide such benefits after termination of Barnett's employment with the Company. Any amounts due Barnett under this Paragraph 8(b) are in the nature of severance payments or liquidated damages, or both, and are not in the nature of a penalty.

     (c) If Barnett voluntarily terminates his employment hereunder, he shall not be entitled to receive any compensation or benefits after the date of such termination other than as may be required by law.

     (d) Barnett agrees that with respect to any termination of his employment here under, whether by the Company or by Barnett, he shall resign as an officer of the Company and any of its subsidiaries.

9.  Rights and Benefits Upon Termination Resulting From a Change in Control.  In
    -----------------------------------------------------------------------
the event of termination resulting from a Change in Control, Barnett shall be entitled to the following:

(1)  Options.  Any unexercised options to purchase shares of the Company's
     -------
     Common Stock shall continue to be exercisable in accordance with their terms and any unvested options to purchase shares of the Company's Common Stock held by Barnett shall vest in full upon the occurrence of a Change in Control and shall be exercisable in accordance with their terms.

(2)    Severance Compensation.
       ----------------------

       (a) a lump sum cash payment on the date of termination equal to one years base salary (as that may have been increased as provided herein) and the greater of his incentive compensation for the previous year or $50,000.
       (b) ( i ) his Base Salary (as that may have been increased as provided herein), and (ii) his minimum incentive compensation or any other payments which he could have earned pursuant to any benefit plan then in effect, from the date of termination resulting from a Change in Control to what would have been the remaining term of this agreement. All other benefits and plans shall continue without modification for the term of this Agreement.

(3)  Change in Control.  For the purpose of this Agreement, a "Change in
     -----------------
Control" shall be deemed to have occurred: If any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") other than a person or group of persons who are affiliates (as such term is defined in Rule 12b-2 of the Rules and Regulations promulgated under the Exchange Act) of the Company on the date hereof is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities of the Company representing 33% or more of the combined voting power of the Company's then outstanding securities; if as the result of, or in connection with, any tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a "Transaction") the persons who were Directors of the Company immediately before the Transaction shall cease to constitute a majority of the Board of the Company or any successor to the Company; or ( c ) if there is a Change in Control of a nature that, in the opinion of counsel for the Company, would be required to be reported in response to Item 1 of Form 8-K under the Exchange Act, unless three-quarters of the Board of Directors, as constituted immediately prior to the date of the Change in Control, decide in their reasonable discretion that no Change in Control has occurred, Barnett not being eligible to vote in his capacity as a Director.

10.  Injunctive and Other Relief.  Barnett and the Company recognize that the
     ---------------------------
services to be rendered under this Agreement by Barnett are special, unique, and of extraordinary character, and that in the event of the breach of the provisions of paragraph 6(a) or 6(b) herein, the Company will be without adequate remedy at law and will therefore be entitled to specifically enforce such restrictions by temporary or permanent injunctive or mandatory relief obtained in an action or proceeding instituted in any court of competent jurisdiction without the necessity of proving damages and without prejudice to any other remedies which it may have at law or in equity.

11.  Binding Agreement.  This Agreement shall be binding upon, and inure to the
     -----------------
benefit of, Barnett and the Company and their heirs, executors, administrators and, successors and assigns. This Agreement, and Barnett's rights and obligations here under, may not be assigned by Barnett.

12.  Modification and Waiver.
     -----------------------
     (a)  Amendment of Agreement.  This Agreement may not be modified or amended
          ----------------------
except by an instrument in writing signed by the parties hereto.

     (b)  Waiver.  No term or condition of this Agreement shall be deemed to
          ------
have been waived, nor shall there by any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall not constitute a waiver of such term continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

13.  Notices.  Any notice or other communication required or permitted to be
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given by any party hereto shall be given in writing either by (a) personal delivery or, (b) by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:


     To Barnett:  2 Polaris Drive
                  Newark, Delaware 19711

     To Company:  AstroPower, Inc.
                  Solar Park
                  Newark, Delaware 19716-2000
                  ATTN: Secretary

or to such other address as may be designated in writing by the parties from time to time during the term of this Agreement. All notices shall be effective upon receipt after delivery in accordance with the above provisions.

14.  Exhibits.  All Exhibits attached hereto are hereby incorporated by
     --------
reference into, and made a part of, this Agreement.

15.  Provisions Separable.  The provisions of this Agreement are independent of
     --------------------
and separable from each other, and no provisions shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

16.  Entire Agreement.  This Agreement contains the entire understanding among
     ----------------
the parties hereto with respect to the subject matter hereof, and supersedes the Barnett Agreement, as well as prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written except as herein contained.

17.  Paragraph Headings.  The paragraph headings in this Agreement are for
     ------------------
convenience only; they form no part of this Agreement and shall not affect its interpretation.

18.  Governing Law.  This Agreement has been executed and delivered in the State
     -------------
of Delaware, and its validity, interpretation, performance, and enforcement shall be governed by the laws of said State.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and its seal to be affixed hereunto by its officers thereunto duly authorized, and Barnett has signed this Agreement, all as of the day and year first above written.

ATTEST:                                      ASTROPOWER, INC,

                                       BY
--------------------------               -----------------------------

                                    TITLE
                                         -----------------------------

WITNESS:

--------------------------               -----------------------------
                                                Allen M. Barnett

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